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EXHIBIT 5.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form F-10 of Wheaton River Minerals Ltd. of our report dated 24 October 2002 except as to notes 30, 31 and 32 which are as of 28 Febuary 2003, relating to the financial statements of Minera Alumbrera Limited, which appear in such Amendment No. 1 to the Registration Statement. We also consent to the reference to us under the heading "Experts" in such Amendment No. 1 to the Registration Statement.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers
Chartered Accountants

/s/  ROBERT HUBBARD

Robert Hubbard
Brisbane, Australia
11 March 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS